EXHIBIT 4.1


                                INTERACTIVE DATA
                           FINANCIAL TIMES INFORMATION
                        100 Williams Street, 25th Floor,
                             New York, NY 10038 USA
                     Tel: (212) 269-6300 Fax (212) 771-6445

November 13, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re: Van Kampen Focus Portfolios
                The Dow Strategic 10 Portfolio, November 2000 Series, The Dow Strategic 5 Portfolio, November 2000 Series, The Dow 5 & Tech Strategic Portfolio, November 2000 Series, Nasdaq Strategic 10 Portfolio, November 2000 Series, Strategic Picks Opportunity Trust, November 2000 Series, and EAFE Strategic 20 Portfolio, November 2000 Series (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-48048

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations